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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported), August 12, 2003

                                ISecureTrac Corp.

               (Exact name of registrant as specified in charter)

            Delaware                   0-26455                  87-0347787
 (State or other jurisdiction        (Commission               (IRS Employer
       of incorporation)             File Number)            Identification No.)

5022 South 114th Street, Omaha, Nebraska                          68137
(Address of principal executive offices)                        (Zip Code)

        Registrant's telephone number, including area code (402) 537-0022

                                 Not Applicable

          (Former name or former address, if changed since last report)




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ITEM 5. OTHER EVENTS.

iSecureTrac has entered into a share exchange agreement with Tracking Systems Corporation, Harrisburg, Pennsylvania (TSC), a privately held provider of criminal offender monitoring equipment and services. Under the terms of the agreement, iSecureTrac will pay $2.3 million in stock to the shareholders of TSC and assume $4.2 million of TSC debt. Upon approval of the transaction by the shareholders of TSC, TSC will become a wholly owned subsidiary of iSecureTrac Corp. Additional information concerning this transaction is contained in the exhibits to this report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        Exhibit
          No.                        Description

         10.1 Share Exchange Agreement with Tracking Systems Corporation, dated August 12, 2003

         10.2 Agreement with Controlling Shareholders of Tracking Systems Corporation, dated August 12, 2003


         10.3 Plan of Exchange with Tracking Systems Corporation, dated August 12, 2003

         99.1     Press Release

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    ISECURETRAC CORP.

Date: August 18, 2003                               By: /s/ James E. Stark
                                                        ------------------
                                                        President


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                                  EXHIBIT INDEX

        Exhibit
          No.                        Description

         10.1 Share Exchange Agreement with Tracking Systems Corporation, dated August 12, 2003

         10.2 Agreement with Controlling Shareholders of Tracking Systems Corporation, dated August 12, 2003

         10.3 Plan of Exchange with Tracking Systems Corporation, dated August 12, 2003

         99.1     Press Release

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